NEWS RELEASE
February 21, 2013

Sun Communities, Inc. Reports 2012 Fourth Quarter and Year End Results

Southfield, MI, February 21, 2013 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its fourth quarter and year end results.

Highlights for the year ended December 31, 2012:

•	Acquired 14 communities for approximately $305.1 million.

•	Raised $382.8 million in common stock and preferred equity offerings.

•	Same site Net Operating Income (“NOI”)(2) increased by 5.5 percent.

•	Home sales increased by 21.1 percent as compared to 2011.

•	FFO(1) excluding certain items as described in this release was $3.19 per diluted share and OP Unit ("Share") compared to $3.13 per Share in 2011.

•	Total portfolio occupancy increased to 87.3 percent at December 31, 2012 from 85.3 percent at December 31, 2011.

"We have substantially strengthened our balance sheet to establish a sound foundation to exploit growth opportunities through acquisitions and expansions", said Gary A. Shiffman, Chairman and CEO. "The achievements noted above clearly demonstrate management 's capabilities to fill and manage communities profitably.  It is our intention to leverage those attributes through additional growth.  I am confident that our management team is well situated to integrate and maximize performance of manufactured housing and/or recreational vehicle communities", added Shiffman.

Funds from Operations (“FFO”)(1)

FFO(1) was $23.3 million, or $0.71 per Share, in the fourth quarter of 2012 as compared to $19.7 million, or $0.79 per Share, in the fourth quarter of 2011. Excluding approximately $2.9 million and $0.5 million in transaction costs incurred in connection with acquisition activity during the three months ended December 31, 2012 and 2011, respectively, FFO(1) was $26.2 million and $20.1 million, or $0.80 and $0.81 per Share for the three months ended December 31, 2012 and 2011, respectively.

FFO(1) was $92.4 million, or $3.04 per Share, for the year ended December 31, 2012 as compared to $73.7 million, or $3.06 per Share, for the year ended December 31, 2011. Excluding approximately $4.3 million and $1.6 million of costs which are primarily transaction costs incurred in connection with acquisition activity during the years ended December 31, 2012 and 2011, respectively, FFO(1) was $96.7 million and $75.3 million, or $3.19 and $3.13 per Share for the years ended December 31, 2012 and 2011, respectively.

Sun Communities, Inc. 4th Quarter 2012                                 Page 2

Net Income (Loss) Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2012 was $(1.4) million, or $(0.05) per diluted common share, compared with net loss of $(2.2) million, or $(0.10) per diluted common share, for the fourth quarter of 2011. Net income attributable to common stockholders for the year ended December 31, 2012 was $5.0 million, or $0.18 per diluted common share, compared with net loss of $(1.1) million, or $(0.05) per diluted common share, for the year ended December 31, 2011.

Community Occupancy

During the fourth quarter of 2012, revenue producing sites increased by 94 sites as compared to 173 revenue producing sites gained in the fourth quarter of 2011. For the the year ended December 31, 2012, revenue producing sites increased by 1,069 sites, comprised of 439 sites from properties acquired in 2011 and 2012 and 630 sites from same site communities. This compares to an increase of 892 sites during the year ended December 31, 2011, comprised of 160 sites from properties acquired in 2011 and 732 sites from same site communities.

Total portfolio occupancy was 87.3 percent at December 31, 2012 as compared to 85.3 percent at December 31, 2011.

Same Site Results

For 136 communities owned throughout 2012 and 2011, fourth quarter 2012 total revenues increased 4.2 percent and total expenses increased 3.3 percent, resulting in an increase in NOI(2) of 4.6 percent over the fourth quarter of 2011. For the year ended December 31, 2012, total revenues increased 4.5 percent and total expenses increased 2.2 percent, resulting in an increase in NOI(2) of 5.5 percent over the year ended December 31, 2011.

Same site occupancy increased to 86.7 percent at December 31, 2012 from 85.8 percent at December 31, 2011.

Home Sales

During the fourth quarter of 2012, 489 homes were sold, an increase of 136 sales, or 38.5 percent, from the 353 homes sold during the fourth quarter of 2011. Rental home sales included in total home sales above totaled 275 and 193 for the fourth quarters of 2012 and 2011, respectively.

During the year ended December 31, 2012, 1,742 homes were sold, an increase of 303 sales, or 21.1 percent, from the 1,439 homes sold during the year ended December 31, 2011. Rental home sales included in total home sales above totaled 953 and 789 for the year ended December 31, 2012 and 2011, respectively.

Acquisitions

On October 22, 2012 the Company acquired Rainbow Recreational Vehicle Resort with approximately 500 sites located in Frostproof, Florida for a purchase price of $7.7 million.
On November 15, 2012, the Company acquired four manufactured home communities with approximately 1,996 sites located in southeast Michigan for a purchase price of $71.1 million. The Company also provided $15.0 million of mezzanine financing for two additional manufactured housing communities which is

Sun Communities, Inc. 4th Quarter 2012                                 Page 3

subordinated to $45.9 million of third-party senior debt . The Company entered into management agreements under which it manages and operates these two communities which are comprised of 1,598 manufactured housing sites. As the Company is the primary beneficiary and holds a controlling financial interest in these two communities, the Company accounts for these as variable interest entities and their operating results are included in the consolidated financial statements.
On December 15, 2012, the Company acquired Lake-In-Wood Camping Resort, a recreational vehicle community with approximately 425 sites located in Lancaster County, Pennsylvania for $14.2 million.

On December 28, 2012, the Company acquired a 5-star institutional quality, age restricted resort, Palm Creek Golf & RV Resort, for an aggregate purchase price of $88.1 million. The community has 283 manufactured home sites, 1,580 recreational vehicle sites and expansion potential of approximately 550 manufactured housing or 990 recreational vehicle sites. Palm Creek Golf & RV Resort is located in Casa Grande, Arizona.

As previously announced, subsequent to year end the Company acquired ten recreational vehicle communities, with approximately 3,700 sites located in Ohio, Virginia, Maine, Massachusetts, Connecticut, New Jersey and Wisconsin, for a purchase price of $111.5 million.

The table below summarizes the growth in the number of communities and sites since December 31, 2010.

	Number of Communities	Total Developed MH sites	Total Developed RV sites	Increase in Properties Year Over Year	Increase in Developed Sites Year Over Year
2010	136	42,442	5,241
2011	159	47,935	6,876	23	7,128
2012	173	52,833	10,864	14	8,886
YTD 2013	183	52,833	14,548	10	3,684
TOTAL CHANGE FROM 2010				47	19,698
Growth Percentage since 12/2010				35%	41%

"The acquisition environment remains very robust. The timing is perfect for us as our performance metrics are all excellent and continuing to get better. Our management team and supporting systems are broad, deep and talented.  We look forward to further growth through acquisitions", said Gary A. Shiffman, Chairman and CEO.

Equity Transactions

In November 2012, the Company closed an underwritten registered public offering of 3,400,000 shares of 7.125% Series A (NYSE: SUIPr-A) preferred stock at a price of $25.00 per share. The net proceeds from the offering were $82.2 million after deducting the underwriting discounts and expenses related to the offering. $55.3 million of the net proceeds of the offering was used to fund the acquisition on November 15, 2012.

Sun Communities, Inc. 4th Quarter 2012                                 Page 4

2013 Guidance
Based on its current outlook, the Company anticipates that FFO(1) per Share for the full year 2013 will be between $3.45 to $3.55, which would produce FFO(1) growth of 8.2% to 11.3% when compared to 2012 results. FFO(1) guidance for the first quarter of 2013 is $0.96-$0.98 per Share.The Company's guidance is based on several key variables and assumptions, which are summarized below.

Following are the assumptions reflected in the Company's 2013 guidance:

•	Rent Increase: The weighted average site rental increase for the total portfolio is expected to be 3.0 percent.

•
Occupancy: Revenue producing sites in our total portfolio are expected to increase by approximately 1,500 sites. An increase in revenue producing sites is budgeted in all major markets. Total portfolio occupancy is projected to be approximately 88.3 percent at year end, an increase in occupancy of 100 basis points from 2012.

•
Same Site Portfolio: The Company's same property portfolio of 159 communities is expected to generate revenue growth of approximately 4.7 -4.9 percent and property and operating expense growth of 2.5-2.6 percent resulting in NOI (2) growth of approximately 5.6-5.9 percent. Revenue producing sites are expected to increase by approximately 1,200 sites in our same site portfolio.

•
Home Sales/Rental Home program: The Company expects to sell approximately 2,000 homes, including 1,000 rental homes, an increase of 15.0 percent over 2012. Guidance assumes an increase of approximately1,000 occupied rental units; approximately one third of these are expected to be added in communities acquired by the Company in 2012.

•
Recurring capital expenditures: The Company expects recurring capital expenditures to approximate $9.3-$9.6 million for 2013, or about $0.29 per Share. Using the midpoint of earnings guidance and after consideration of recurring capital expenditures, the payout ratio will approximate 79.0 percent when compared to an annual dividend rate of $2.52 per Share.

•
General and administrative expenses-real property: These expenses are estimated at $23.5-$24.0 million . General and administrative expenses-real property are inclusive of our property management costs for regional and senior level operations personnel.

•
Debt: Mortgage debt maturities in 2013 are $9.9 million excluding the $36.0 million seller note associated with the Palm Creek Golf & RV resort acquisition, as it was repaid on January 2, 2013. The Company's Debt to EBITDA(3) multiple is projected to be 7.6-7.8 by year end.

•
Expansions: The Company continues to look at expansion opportunities in communities that are near 95 percent occupied and which continue to exhibit strong demand. Guidance includes the expansion of six Texas communities and three additional expansions in various states, which will add approximately 1,130 developed sites by year end. The expansions are expected to open in late third and fourth quarter of 2013 and have an estimated fill rate of 6-8 sites per month.

•	Acquisitions: Guidance includes income from communities acquired through February 2013 but no prospective acquisitions.

Sun Communities, Inc. 4th Quarter 2012                                 Page 5

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Earnings Conference Call

A conference call to discuss fourth quarter operating results will be held on Thursday, February 21, 2013 at 11:00 A.M. (EST). To participate, call toll-free 877-941-0844. Callers outside the U.S. or Canada can access the call at 480-629-9835. A replay will be available following the call through March 7, 2013, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4591331. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 183 communities comprising approximately 67,380 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road,    Southfield, MI 48034.

Sun Communities, Inc. 4th Quarter 2012                                 Page 6

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2011 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 4th Quarter 2012                                 Page 7

Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Investment property, net (including $56,326 and $0 for consolidated variable interest entities, respectively)	$1,518,136	$1,196,606
Cash and cash equivalents	29,508	5,857
Inventory of manufactured homes	7,527	5,832
Notes and other receivables	139,067	114,884
Other assets	59,879	44,795
TOTAL ASSETS	$1,754,117	$1,367,974
LIABILITIES
Debt (including $45,900 and $0 for consolidated variable interest entities, respectively)	$1,423,720	$1,268,191
Lines of credit	29,781	129,034
Other liabilities	87,626	71,404
TOTAL LIABILITIES	$1,541,127	$1,468,629
Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value, 10,000 shares authorized (December 31, 2012 and 2011, 3,400 and 0 shares issued, respectively)	$34	$—
Common stock, $0.01 par value, 90,000 shares authorized (December 31, 2012 and 2011, 31,557 and 23,612 shares issued, respectively)	316	236
Additional paid-in capital	940,202	555,981
Accumulated other comprehensive loss	(696)	(1,273)
Distributions in excess of accumulated earnings	(683,734)	(617,953)
Treasury stock, at cost (December 31, 2012 and 2011, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' equity (deficit)	192,522	(126,609)
Noncontrolling interests:
Series A-1 preferred OP units	45,548	45,548
Common OP units	(24,572)	(19,594)
Consolidated variable interest entities	(508)	—
Total Noncontrolling Interest	20,468	25,954
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	212,990	(100,655)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,754,117	$1,367,974

Sun Communities, Inc. 4th Quarter 2012                                 Page 8

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES
Income from real property	$66,943	$59,262	$255,761	$223,613
Revenue from home sales	13,634	7,756	45,147	32,252
Rental home revenue	7,075	5,883	26,589	22,290
Ancillary revenues, net	135	158	484	592
Interest	3,111	2,720	11,018	9,509
Other income, net	87	707	617	929
Total revenues	90,985	76,486	339,616	289,185
COSTS AND EXPENSES
Property operating and maintenance	17,578	15,384	68,839	59,190
Real estate taxes	4,466	4,830	19,207	17,547
Cost of home sales	10,383	6,143	34,918	25,392
Rental home operating and maintenance	5,051	4,516	18,141	16,196
General and administrative - real property	4,632	5,255	20,037	19,704
General and administrative - home sales and rentals	2,522	2,122	8,980	8,156
Acquisition related costs	2,862	450	4,296	1,971
Depreciation and amortization	26,647	20,645	89,674	74,193
Asset impairment charge	—	1,382	—	1,382
Interest	17,215	17,349	67,859	64,606
Interest on mandatorily redeemable debt	822	844	3,321	3,333
Total expenses	92,178	78,920	335,272	291,670
Income (loss) before income taxes and distributions from affiliate	(1,193)	(2,434)	4,344	(2,485)
Provision for state income taxes	(59)	(128)	(249)	(150)
Distributions from affiliate	650	450	3,900	2,100
Net income (loss)	(602)	(2,112)	7,995	(535)
Less: Preferred return to Series A-1 preferred OP units	585	586	2,329	1,222
Less: Amounts attributable to noncontrolling interests	(781)	(475)	(318)	(671)
Less: Series A Preferred Stock Distributions	$1,026	$—	$1,026	$—
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$(1,432)	$(2,223)	$4,958	$(1,086)
Weighted average common shares outstanding:
Basic	29,444	21,474	27,255	21,147
Diluted	29,444	21,474	27,272	21,147
Earnings (loss) per share:
Basic	$(0.05)	$(0.10)	$0.18	$(0.05)
Diluted	$(0.05)	$(0.10)	$0.18	$(0.05)

Dividends per common share:	$0.63	$0.63	$2.52	$3.15

Sun Communities, Inc. 4th Quarter 2012                                 Page 9

Reconciliation of Net Income (Loss) to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$(1,432)	$(2,223)	$4,958	$(1,086)
Adjustments:
Preferred return to Series A-1 preferred OP units	585	586	2,329	1,222
Amounts attributable to noncontrolling interests	(781)	(475)	(318)	(671)
Depreciation and amortization	26,779	20,903	90,577	75,479
Asset impairment charge	—	1,382	—	1,382
Gain on disposition of assets, net	(1,813)	(488)	(5,137)	(2,635)
Funds from operations ("FFO") (1)	23,338	19,685	92,409	73,691
Adjustments:
Acquisition related costs	2,862	450	4,296	1,971
Benefit for state income taxes (4)	—	—	—	(407)
Funds from operations excluding certain items	$26,200	$20,135	$96,705	$75,255

Weighted average common shares outstanding:	29,444	21,474	26,970	21,147
Add:
OP Units	2,070	2,072	2,071	2,075
Restricted stock	294	276	285	235
Common stock issuable upon conversion of Series A-1 preferred OP units	1,111	1,111	1,111	580
Common stock issuable upon conversion of stock options	15	14	17	16
Weighted average common shares outstanding - fully diluted	32,934	24,947	30,454	24,053

Funds from operations per Share - fully diluted	$0.71	$0.79	$3.05	$3.06
Funds from operations per Share excluding certain items- fully diluted	$0.80	$0.81	$3.19	$3.13

(4)	The state income tax benefit for the period ended December 31, 2011 represents the reversal of the Michigan Business Tax expense excluded from FFO(1) in a prior period.

Sun Communities, Inc. 4th Quarter 2012                                 Page 10

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012	2011	Change	% Change	2012	2011	Change	% Change
REVENUES:
Income from real property	$52,374	$50,249	$2,125	4.2%	$207,849	$198,806	$9,043	4.5%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	3,935	3,647	288	7.9%	15,766	15,414	352	2.3%
Legal, taxes, & insurance	717	766	(49)	(6.4)%	2,652	2,993	(341)	(11.4)%
Utilities	2,743	2,601	142	5.5%	11,288	11,004	284	2.6%
Supplies and repair	1,786	1,905	(119)	(6.2)%	8,428	8,163	265	3.2%
Other	1,484	1,317	167	12.7%	5,737	5,119	618	12.1%
Real estate taxes	4,034	3,999	35	0.9%	16,157	16,055	102	0.6%
Property operating expenses	14,699	14,235	464	3.3%	60,028	58,748	1,280	2.2%
NET OPERATING INCOME ("NOI")(2)	$37,675	$36,014	$1,661	4.6%	$147,821	$140,058	$7,763	5.5%

	As of December 31,
OTHER INFORMATION	2012	2011	Change
Number of properties	136	136	—
Developed sites	48,222	47,850	372
Occupied sites (5)	39,860	39,230	630
Occupancy % (5) (6)	86.7%	85.8%	0.9%
Weighted average monthly rent per site - MH (7)	$437	$425	$12
Weighted average monthly rent per site - Permanent RV (7)	$453	$431	$22
Sites available for development	4,908	5,247	(339)

(5)	Occupied sites and occupancy % include manufactured housing and permanent RV sites, and exclude transient RV sites.

(6)	Occupancy % excludes recently completed but vacant expansion sites.

(7)	Weighted average rent pertains to manufactured housing and permanent recreational vehicle sites and excludes transient recreational vehicle sites.

Sun Communities, Inc. 4th Quarter 2012                                 Page 11

Rental Program Summary
(in thousands except for *)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012	2011	Change	% Change	2012	2011	Change	% Change
REVENUES:
Rental home revenue	$7,075	$5,883	$1,192	20.3%	$26,589	$22,290	$4,299	19.3%
Site rent included in income from real property	10,272	8,490	1,782	21.0%	38,636	31,897	6,739	21.1%
Rental program revenue	17,347	14,373	2,974	20.7%	65,225	54,187	11,038	20.4%
EXPENSES:
Commissions	560	479	81	16.9%	2,207	1,908	299	15.7%
Repairs and refurbishment	2,434	2,335	99	4.2%	9,002	8,080	922	11.4%
Taxes and insurance	958	794	164	20.7%	3,467	3,100	367	11.8%
Marketing and other	1,099	908	191	21.0%	3,465	3,108	357	11.5%
Rental program operating and maintenance	5,051	4,516	535	11.8%	18,141	16,196	1,945	12.0%
NET OPERATING INCOME ("NOI") (2)	$12,296	$9,857	$2,439	24.7%	$47,084	$37,991	$9,093	23.9%

Occupied rental home information as of December 31, 2012 and 2011:
Number of occupied rentals, end of period*					8,110	7,047	1,063	15.1%
Investment in occupied rental homes					$287,261	$237,383	$49,878	21.0%
Number of sold rental homes*					953	789	164	20.8%
Weighted average monthly rental rate*					$782	$756	$26	3.4%

Sun Communities, Inc. 4th Quarter 2012                                 Page 12

Acquisition Summary - Properties Acquired in 2011 and 2012
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2012
REVENUES:
Income from real property	$11,029	$34,134
Revenue from home sales	1,218	2,742
Rental home revenue	667	1,692
Total revenues	12,914	38,568
COSTS AND EXPENSES:
Property operating and maintenance	3,374	11,191
Real estate taxes	432	3,050
Cost of home sales	1,013	2,194
Rental home operating and maintenance	275	682
Total expenses	5,094	17,117

NET OPERATING INCOME ("NOI") (2)	$7,820	$21,451

Home sales volume :
Pre-Owned Homes	28	89

		As of December 31, 2012
Other information:
Number of properties		37
Developed sites		11,573
Occupied sites (4)		10,552
Occupancy % (4)(5)		91.2%
Weighted average monthly rent per site (6)		$406

Occupied rental home information :
Number of occupied rentals, end of period		650
Investment in occupied rental homes (in thousands)		$24,571
Number of sold rental homes		30
Weighted average monthly rental rate		$829

Sun Communities, Inc. 4th Quarter 2012                                 Page 13